SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 12, 2009
CSX CORPORATION
(Exact name of registrant as specified in its charter)
Virginia
(State or other jurisdiction of
incorporation or organization)

1-8022	62-1051971

(Commission File No.)	(I.R.S. Employer Identification No.)
500 Water Street, 15th Floor, Jacksonville, FL 32202
(Address of principal executive offices)                    (Zip Code)
Registrant’s telephone number, including area code:
(904) 359-3200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
Attached hereto as Exhibit 99.1 and incorporated by reference herein is information regarding the Company’s press release of January 12, 2009 announcing preliminary fourth quarter 2008 financial information.
The information contained in this Current Report on Form 8-K, including Exhibit 99.1 hereto, has been “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.
ITEM 2.06. MATERIAL IMPAIRMENTS
In conjunction with the preparation of the Company’s financial statements for 2008, the Company expects to include a noncash impairment charge of approximately 27 cents per share related to the write-down of its investment in The Greenbrier resort in White Sulphur Springs, West Virginia.
CAUTIONARY STATEMENT
This Form 8-K contains estimates of the Company’s preliminary fourth quarter financial information. The Company is continuing to review its financial and operating results and actual results may differ materially from those contained herein. Among the important factors that could cause results to vary from those contained herein are identification of additional assets that require an impairment charge be recorded. In addition, the preliminary fourth quarter financial information could vary from the above estimates based on the final accounting.
ITEM 9.01 EXHIBITS
(d)	The following exhibits are being furnished herewith:
99.1	Press Release as of January 12, 2009 from CSX Corporation.

Signature
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION
By:	/s/ CAROLYN T. SIZEMORE
Carolyn T. Sizemore
Vice President and Controller (Principal Accounting Officer) Date: January 12, 2009

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